EXHIBIT "A"



JOINT FILING AGREEMENT



In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934,as amended, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of common stock of beneficial interest, par value $.0001 per share, of Big Time Acquisition,Inc. and further agree that this Joint Filing Agreement (this "Agreement") be included as an Exhibit "A" thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed an original and all of which together shall constitute one and the same instrument.


SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: December 21, 2010


 By: /s/ Scot Scheer
--------------------
 Name: Scot Scheer


SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: December 21, 2010


 By: /s/ Lisa DeNunzio
----------------------
 Name: Lisa DeNunzio


SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: December 21, 2010

LMIC, Inc.


 By: /s/ Scot Scheer
----------------------
 Name: Scot Scheer
 Title:Director



SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: December 21, 2010

Moorpark Limited, LLC


 By: /s/ Scot Scheer
----------------------
 Name: Scot Scheer
 Title:Managing Member